Exhibit 10(c)(9)

NINTH AMENDMENT
TO THE
ICF KAISER INTERNATIONAL, INC.
RETIREMENT PLAN

WHEREAS, the ICF Kaiser International, Inc. Retirement Plan (hereinafter referred to as the “Plan”) was established effective August 1, 1971;

WHEREAS, the Plan was most recently restated effective January 1, 1996, by ICF Kaiser International, Inc. (currently known as Kaiser Group International, Inc. and hereinafter referred to as the “Company”);

WHEREAS, the restated Plan was amended subsequently on eight occasions;

WHEREAS, the Company has retained the authority to amend and merge the Plan pursuant to Sections 10.2 and 10.3 of the Plan; and

WHEREAS, the Company desires to (i) merge the Plan into, and transfer the Plan’s assets to the trustee of, the ICF Kaiser International, Inc. Section 401(k) Plan, (ii) simplify the forms of benefit payment available under the Plan, and (iii) make miscellaneous changes required by the Internal Revenue Code or applicable regulations;

NOW, THEREFORE, effective as of the dates stated below, the Plan is hereby amended as follows:

1.               Effective January 1, 2003, Section 1.8 is amended to replace the reference to “ICF Kaiser International, Inc.” with a reference to “Kaiser Group International, Inc.”

2.               Effective January 1, 2001, Section 1.10 is amended to add the clause, “, as well as qualified transportation fringe benefits excluded from gross income by reason of Code section 132(f)(4),” after the clause, “and the ICF Kaiser International, Inc. Section 401(k) Plan,” in the fourth sentence.

3.               Effective January 1, 2002, Section 1.40 is amended to read as follows:

“[Reserved]”

4.               Effective January 1, 2001, Section 4.4(b)(iii) is amended to add a phrase at the end to read as follows:

“, including, elective amounts that are not includible in a Participant’s gross income by reason of Code section 132(f)(4).”

5.               Effective January 1, 2003, a new Section 8.13 is amended to read as follows:

“8.13                               Minimum Distribution Requirements

(a)                                  General Rules

(i)                                     Effective date.  The provisions of this Section 8.13 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)                                  Precedence.  The requirements of this Section 8.13 will take precedence over any inconsistent provisions of the Plan.

(iii)                               Requirements of Treasury regulations incorporated.  All distributions required under this Section 8.13 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(iv)                              TEFRA section 242(b)(2) elections.  Notwithstanding the other provisions of this Section 8.13, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)                                 Time and Manner of Distribution

(i)                                     Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)                                  Death of Participant before distributions begin.  Except as provided in Section 8.13(d), if the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                                  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)                                  If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)                                  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section (b)(2), other than section (b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section (b)(ii) and Section (d), unless Section (b)(ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section (b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section (b)(ii)(1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section (b)(ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii)                               Forms of distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections (c) and (d) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(c)                                  Required Minimum Distributions During Participant’s Lifetime

(i)                                     Amount of required minimum distribution for each distribution calendar year.  During the Participant’s lifetime, the minimum amount that must be distributed for each distribution calendar year is the lesser of:

(1)                                  the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)                                  if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)                                  Lifetime required minimum distributions continue through year of Participant’s death.  Required minimum distributions must be determined under this Section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)                                 Required Minimum Distributions After Participant’s Death

(i)                                     Death on or after date distributions begin

(1)                                  Participant survived by designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)                              The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)                                If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)                                If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)                                  No designated beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  Death before date distributions begin

(1)                                  Participant survived by designated beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section (b)(ii), but the Participant’s entire interest must be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(2)                                  No designated beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)                                  Definitions

(i)                                     Designated beneficiary.  The individual who is designated as the beneficiary under Section 8.2(c) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)                                  Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section (b)(ii).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)                               Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)                              Participant’s Account balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)                                 Required Beginning Date.  Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires; however, in the case of a Participant who is a 5 percent owner (within the meaning of section 416(i) of the Code), required beginning date means the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.”

6.               Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional forms of benefit payment, other than a lump sum payment, Section 8.2(a) is amended to replace the phrase, “Sections 8.4 and 8.5,” with the phrase, “Section 8.5.”

7.               Effective as of June 1, 2003, Section 8.3(a) is amended to delete (1) the clause, “or at the time of any prior distribution exceeded,” from the fourth sentence, and (2) the clause, “and has never exceeded,” from the sixth sentence.

8.               Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional forms of benefit payment, other than a lump sum payment, the fourth sentence in Section 8.3(a) is amended to read as follows:

“Notwithstanding the above, a terminated Participant’s Vested benefit may not be paid without the written consent of the Participant if the present value of his accrued benefit exceeds $5,000.”

9.               Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional forms of benefit payment, other than a lump sum payment, Section 8.4(a) is amended to read as follows:

“(a)                            Lump sum.  The Participant’s Vested Account balance shall be distributed in the form of a single lump sum payment.”

10.         Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional forms of benefit payment, other than a lump sum payment, Section 8.4(b) is amended to (1) delete the first sentence, including Subsections (i), (ii), and (iii); (2) designate Subsection (iv) as Subsection (b); (3) designate current Subsections (iv)(1), (2), and (3), as Subsections (b)(i), (ii), and (iii), respectively; and (4) amend any references in the Plan to these Subsections accordingly.

11.         Effective as of June 1, 2003, Section 8.4(c) is amended to delete the clause, “, and has not exceeded $5,000 at the time of any prior distribution.”

12.         Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the forms of benefit described in Sections 8.5(a) and (h), Section 8.5 is amended to (1) delete Subsections (a) through (f), and Subsection (h); (2) renumber Subsections (g), (i), and (j) as Subsections (b), (c), and (d); (3) amend any references in the Plan to these Subsections accordingly; and (4) add a new Subsection (a) to read as follows:

“(a)                            Form of death benefit.  Any death benefit paid to a Beneficiary after the death of the Participant shall be paid in the form of a single lump sum payment.  Such lump sum payment shall be distributed to the Beneficiary within five years after the Participant’s death.”

13.         Effective June 1, 2003, Section 8.5(b) (as renumbered pursuant to item 12 above) is amended to delete (1) the clause, “and has not exceeded $5,000 at the time of any prior distribution,” in the first sentence and (2) the last sentence.

14.         Effective as of June 30, 2003, Section 10.3 is amended to add a new paragraph to read as follows:

“The Plan shall be merged into the ICF Kaiser International, Inc. Section 401(k) Plan, effective June 30, 2003.  The merger shall satisfy the requirements of Code section 414(l). The Plan shall cease to exist as a separate entity as of such date.  The Plan assets shall be transferred as soon as administratively feasible on such date or thereafter to the Trustee of the ICF Kaiser International, Inc. Section 401(k) Plan.”

15.         Effective January 1, 2002, unless otherwise stated, a new Article XII is added to read as follows:

“ARTICLE XII – EGTRRA PROVISIONS

PREAMBLE

A.                                   Adoption and Effective Date of Article XII.  This Article XII of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, this Section shall be effective as of the first day of the first Plan Year beginning after December 31, 2001, and shall end December 31, 2010, unless otherwise extended by law or otherwise.

B.                                     Supersession of Inconsistent Provisions.  This Article XII shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Section.

12.1                           Limitations On Contributions

(a)                                  Effective Date. This subsection shall be effective for limitation years beginning after December 31, 2001.

(b)                                 Maximum Annual Addition. Notwithstanding Section 4.4, except to the extent permitted under section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of:

(i)                                     $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(ii)                                  100 percent of the Participant’s compensation (as defined in section 4.4(b)(iii) for the limitation year.

The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

12.2                           Increase in Compensation Limit

Notwithstanding anything in the definition of Compensation in Article I to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code.  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

12.3                           Modification Of Top-Heavy Rules

(a)                                  Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.  This subsection amends Article V of the Plan.

(b)                                 Determination of Top-Heavy Status

(i)                                     Key employee.  Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)                                  Determination of Present Values and Amounts. This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(i)                                     Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)                                  Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer or an affiliate during the 1-year period ending on the determination date shall not be taken into account.

(d)                                 Minimum Benefits

(i)                                     Matching contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement should be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(ii)                                  Contributions under other plans.  The Plan shall satisfy the minimum benefit requirement to the extent not met by any other plan qualified under Code section 401(a) maintained by the Employer.

12.4                           Direct Rollovers of Plan Distributions

(a)                                  Effective Date.  Notwithstanding Section 8.4(b) (as renumbered pursuant to item 10), this Section shall apply to distributions made after December 31, 2001.

(b)                                 Modification of Definition of Eligible Retirement Plan.  For purposes of the direct rollover provisions in Section 8.4(b) of the Plan, an eligible retirement plan shall include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

(c)                                  Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.  For purposes of the direct rollover provisions in Section 8.4(b) of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(d)                                 Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions.  For purposes of the direct rollover provisions in Section 8.4(b) of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

12.5                           Rollovers Disregarded In Involuntary Cash-Outs

Effective for distributions made after June 1, 2003, and without regard to the date the Participant terminated employment, for purposes of Sections 8.3, 8.4, and 8.5, the value of a Participant’s Vested Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the Participant’s Vested Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participants entire Vested Account balance.

Executed this 19th day of June, 2003.

KAISER GROUP INTERNATIONAL, INC.
(formerly known as ICF Kaiser International, Inc.)

By:	/s/ John T. Grigsby, Jr.
Title: Chief Executive Officer